Exhibit 10.6

THIS SUPPLEMENTAL AGREEMENT is made on 19 March 2024 between:

(1)	HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED (as trustee of MAPLETREE LOGISTICS TRUST) (UNIQUE ENTITY NO. 194900022R) a company incorporated in the Republic of Singapore and having its registered office at 10 Marina Boulevard #48-01 Marina Bay Financial Centre Tower 2 Singapore 018983 (hereinafter called “the Landlord” which expression shall include its successors and assigns) of the one part; and

(2)	SMJ FURNISHINGS (S) PTE LTD (UNIQUE ENTITY NO. 198800466G), a company incorporated in the Republic of Singapore and having its registered office at 31 Jurong Port Road #02-20 Jurong Logistics Hub Singapore 619115 (the “Tenant”).

WHEREAS:

(A)	The Landlord and the Tenant have entered into a lease dated 11 August 2021 for the lease of premises comprised in 31 Jurong Port Road #01-25/26/27/28/29/30 (“Premises A”) and #02-20 (“Premises B”) (collectively the “Premises”) Jurong Logistics Hub Singapore 619115 for a term of three (3) years commencing on 1 April 2021 and expiring on 31 March 2024, (the “Lease”), a copy of which is attached as Annex A.

(B)	The Landlord and the Tenant have agreed to restructure the Lease as provided in this Supplemental Agreement.

(C)	The Landlord and the Tenant now wish to amend the terms of the Lease with effect from 1 April 2024 (“Effective Date”) as set out below.

It is hereby agreed as follows:

1.	As of the Effective Date, Item 3 of the Second Schedule of the Lease shall be deleted and replaced by the following:

“Rent	:	Premises A

1st Year

S$53,921.58 per month calculated at the rate of S$13.62 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2021 and expiring on 31 March 2022.

2nd Year

S$51,783.72 per month calculated at the rate of S$13.08 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2022 and expiring on 31 March 2023.

Landlord	Tenant

3rd Year

S$53,921.58 per month calculated at the rate of S$13.62 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2022 and expiring on 31 March 2024.

4th Year

S$61,799.99 per month calculated at the rate of S$15.61 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2024 and expiring on 31 March 2025.

5th Year

S$63,898.26 per month calculated at the rate of S$16.14 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2025 and expiring on 31 March 2026.

6th Year

S$66,036.12 per month calculated at the rate of S$16.68 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2026 and expiring on 31 March 2027.

Premises B

1st Year

S$6,469.50 per month calculated at the rate of S$13.62 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2021 and expiring on 31 March 2022.

2nd Year

S$6,213.00 per month calculated at the rate of S$13.08 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2022 and expiring on 31 March 2023.

3rd Year

S$6,469.50 per month calculated at the rate of S$13.62 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2022 and expiring on 31 March 2024.

4th Year

S$6,645.25 per month calculated at the rate of S$13.99 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2024 and expiring on 31 March 2025.

5th Year

S$6,749.75 per month calculated at the rate of S$14.21 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2025 and expiring on 31 March 2026.

Landlord	Tenant

6th Year

S$6,901.75 per month calculated at the rate of S$14.53 per square metre of the Premises per month in respect of the tenancy commencing from 1 April 2026 and expiring on 31 March 2027.”

2.	As of the Effective Date, Item 4 of the Second Schedule of the Lease shall be deleted and replaced by the following:

“Service Charges	:	Premises A

S$14,925.43 per month calculated at the rate of S$3.77 per square metre per month or such other amount that shall be payable upon revision by the Landlord under Clause 5.2.

Premises B

S$1,790.75 per month calculated at the rate of S$3.77 per square metre per month or such other amount that shall be payable upon revision by the Landlord under Clause 5.2.”

3.	As of the Effective Date, Item 5 of the Second Schedule of the Lease shall be deleted and replaced by the following:

“Deposit	:	a)	Rental Deposit

S$262,179.66

b)	Utilities Deposit

S$2,871.22”

4.	As of the Effective Date, Item 6 of the Second Schedule of the Lease shall be deleted and replaced by the following:

“Term	:	Six (6) years commencing from 1 April 2021 and expiring on 31 March 2027.

5.	As of the Effective Date, Item 7 of the Second Schedule of the Lease shall be deleted and replaced by the following:

“Further Term	:	Three (3) years commencing from 1 April 2027 at revised terms to be mutually agreed by both parties in writing.

Landlord	Tenant

6.	As of the Effective Date, Item 12 of the Second Schedule of the Lease shall be deleted and replaced by the following:

“Rent-Free Period	:	Premises A

(a)	From 1 October 2021 to 31 October 2021;
(b)	From 1 May 2024 to 9 May 2024;
(c)	From 1 May 2025 to 7 May 2025; and
(d)	From 1 May 2026 to 5 May 2026.

Premises B

(a)	From 1 October 2021 to 31 October 2021;
(b)	From 1 May 2024 to 12 May 2024; and
(c)	From 1 May 2025 to 5 May 2025.

6.	As of the Effective Date, the following shall be inserted as Clause 9.36 of the Fourth Schedule of the Lease as follows:

“Data Collection

(a)	The Tenant shall use reasonable endeavors to provide the Landlord with information relating to the energy efficiency and sustainability of the Building and Premises where applicable.

(b)	The information to be provided under sub-clause (a) above includes all plans and documents, (excluding information that is confidential to the Tenant or cannot be disclosed by law) that the Tenant has regarding:

(i)	Electricity, fuel and gas (which shows consumption data);

(ii)	Water consumption (which shows consumption data);

(iii)	Usage of refrigerant, if any; and

(iv)	Waste management, including recycling for the Building and Premises (which shows consumption data).

(c)	The Landlord shall use reasonable endeavors to keep all information provided hereunder secure and confidential, except to the extent necessary;

(i)	To comply with law;

(ii)	To perform its role and obligations under this Lease;

(iii)	As required for any dispute process in relation to this Lease;

(iv)	To fulfil its ongoing corporate or sustainability reporting obligations, initiatives or responsibilities;

(v)	For marketing purposes and without the Tenant’s consent, provided that the information presented is anonymized, generalized or does not explicitly refer to the Tenant’s name or organization; and

(vi)	For such other purposes as the Tenant may permit or consent (such consent not to be unreasonably withheld).

(d)	The Tenant shall submit to the Landlord the required information on a half yearly basis or upon request from time to time by the Landlord.”

Landlord	Tenant

7.	As of the Effective Date, the following shall be inserted as Clause 9.37 of the Fourth Schedule of the Lease as follows:

“Environmental Sustainability

(a)	The Tenant agrees and acknowledges that the Landlord shall be entitled to operate, manage and maintain the Building so as to maintain / achieve the relevant BCA Green Mark (if applicable).

(b)	Without prejudice to the generality of the other terms in the Lease, the Tenant shall:

(i)	comply with all the provisions of this Lease, the guidelines and prescriptions in the Fitting Out Manual, Green Building Guide (annexed hereto as Sixth Schedule) and any other document issued by the Landlord from time to time, on environmental sustainability in carrying out fitting-out works, addition and alteration works, renovation or reinstatement works in the Premises and in connection with its occupation of the Premises pursuant to this Lease (including, but not limited to, co-operating with the Landlord and the relevant authorities if and when requested to review its energy consumption in connection with its operations at the Premises);

(ii)	co-operate, support and participate in the Landlord’s green environmental friendly programs for the Building (“Green Programs”) which the Landlord implements from time to time, including all proposals and/or advice by the Landlord regarding any initiatives and/or matter relating to the Green Programs.

(c)	The Landlord shall not be responsible for or liable to the Tenant for any inconvenience, loss, damage, compensation costs or expense whatsoever and howsoever arising from the Tenant’s obligations or compliance with the provisions of this Lease or the Fitting Out Manual in connection with environmental sustainability or participation and compliance with the Green Programs.”

8.	As of the Effective Date, the Fifth Schedule shall be deleted in its entirety and replaced with the Annex B attached hereto.

9.	As of the Effective Date, a new schedule on Green Building Guide shall be inserted as annexed hereto as Annex B.

10.	The Tenant shall bear the administrative fees of S$545.00 (inclusive of goods and services tax) and shall bear the stamp duty of this Supplemental Agreement (in duplicate).

11.	In the event of any breach of the terms and conditions of this Supplemental Agreement, the Tenant agrees to pay all costs and expenses, including all legal fees incurred on a solicitor and client basis, incurred by the Landlord in enforcing this Supplemental Agreement against the Tenant.

12.	Save as expressly amended by this Supplemental Agreement, all other provisions in the Lease remain in full force and effect, and binding on the respective parties in accordance with the terms of this Supplemental Agreement and the Lease. The Lease and this Supplemental Agreement shall be read and construed as one document and in the event of any inconsistency between the Lease and this Supplemental Agreement, the terms of this Supplemental Agreement shall prevail.

13.	A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B to enforce any term of this Supplemental Agreement.

14.	This Supplemental Agreement shall be governed by and construed in accordance with the laws of Singapore and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore.

Landlord	Tenant

ANNEX A

Copy of Lease

Landlord	Tenant

ANNEX B

Green Building Guide

Green Lease compliance is required to ensure consistency in Building’s design intent. Financial savings as well as intangible benefits such as improving corporate image and promoting good indoor environment are various benefits from keeping to the requirements. As we have obtained or in the process of obtaining BCA Green Mark Gold Plus / Green Mark Platinum / Green Mark Super Low Energy (‘SLE’) certification for the building and we may apply for higher Green Mark rating in future, you are required to adhere to the following Landlord’s requirements during the Term of your Lease:

Lighting System

1.	Not to use halogen light fittings in the Building.

2.	Lights shall be energy efficient and environmentally sustainable, for example LEDs. Electronic ballast must be installed if fluorescent light fittings are used. Lighting Power Density (LPD) may vary according to the table below for compliance as per GM2021 Energy Efficiency (‘EE’) Requirement.

Type of usage	For Compliance
	Maximum Lighting Power Density (LPD) (W/m2) as per GM 2021 Energy Efficiency Requirement
	GoldPLUS EE >50%	Platinum EE ≥55%	SLE EE ≥60%
Offices, meeting rooms, copy/print rooms	6	5.5	5
Warehouses and any other areas	6	5	4

3.	Before installation, submission of the lighting technical specifications, lighting schedules (showing the quantity, types of lightings and location), lighting layout plans, and the lighting power budget to the Landlord is required for approval.

Sensors, Zoning and Sub-Meters

4.	Lightings control to include occupancy sensors and photocell sensors with local overrides. Enclosed space shall have dedicated light switches with auto switch off when not in use, and with auto timer to manage after working hours lighting operations.

5.	Proper zoning with switch control to switch on and off the zone within the Premises.

6.	Separate electrical sub-meters for server rooms, data centres and major energy consumption areas are required to be installed to monitor energy consumption. Tenant shall submit the electricity consumption data to Landlord in monthly basis, i.e. 1st week of the month.

Landlord	Tenant

Air Conditioning System

7.	All air-conditioning systems installed must be designed to allow for cooling load variations due to fluctuations in ambient temperature to ensure consistent indoor conditions for thermal comfort. As required by SS 554:2016, the indoor temperature shall be between 23°C to 25°C with a relative humidity of less than 65 percent.

8.	ACMV specifications would vary according to the table below for compliance, as stipulated in GM2021 Energy Efficiency requirements for Light Industrial buildings.

Parameter	GoldPlus EE>50%	Platinum EE≥55%	SLE EE ≥60%
ACMV TSE	0.8	0.75	0.7
ACMV Energy Label ticks (Unitary)	Three Phase – 3 Ticks Single Phase – 4 Ticks	Three Phase – 4 Ticks Single Phase – 5 Ticks

9.	Before installation, submission of the ACMV technical specifications and ACMV layout plans to the Landlord is required for approval.

10.	Dedicated power meter shall be provided at electrical DB within tenanted unit for all AC system. Electricity consumption data shall be provided to Landlord upon request for GM verification purpose.

Mechanical Ventilation (MV)

11.	Mechanical ventilation specifications would vary according to the table below for compliance, as stipulated in GM2021 Energy Efficiency requirements for Light Industrial buildings.

Fan System	Efficiency (W/CMH)
	GoldPlus EE>50%	Platinum EE≥55%	SLE EE ≥60%
Nameplate motor power ≥ 4kW	0.32	0.28	0.25
Nameplate motor power < 4kW	0.17

12.	Before installation, submission of the MV technical specifications and MV layout plans to the Landlord is required for approval.

Landlord	Tenant

Permanent Instrumentation for Measurement and Verification (If Applicable)

13.	VRF System

a.	The installed instrumentation must have the capability to calculate the resultant system efficiency within 10% uncertainty. Each measurement system shall include sensors, any signal conditioning, data acquisition system and the wiring connecting these components.

b.	The measurement systems provided shall also comply with the following requirement:

●	Data logging with the capability to trend at 5-minute sampling time interval, recorded to at least one decimal place.

●	Building management system (BMS), standalone energy monitoring system (EMS) shall have the capability to compute and display the overall system energy efficiency to facilitate data extraction for verification purpose.

●	Dedicated power meters (of IEC Class 1 or better) and metering current transformers (of Class 1 or better) where applicable, are to be provided for all condensing units of the VRF system and air-distribution sub-systems (i.e. AHUs, PAHUs, FCUs).

●	VRF Suppliers’ in-house monitoring system is acceptable if it is capable of monitoring the system efficiency within 10% uncertainty.

Water Fittings

14.	Only water fittings that are certified under Public Utilities Board Water Efficiency Labelling Scheme (“PUB WELS”) with at least 3-ticks are allowed within the Premises.

Environmental Programmes

15.	Implementing of sustainability policies such as recycling programs, providing recycling bins for collecting and storing different recyclable waste, tracking the amount of waste recycled, energy savings and water savings programs to conserve energy and water are highly encouraged.

16.	Reporting and monitoring of consumptions with targets set for continuous improvements or reduction year-on-year such as water and energy consumption, waste management and paper usage are highly encouraged.

Others

17.	Tenants are to submit as-built drawings and technical specifications to the Landlord within 1-month after the Tenant’s completion of Fitting Out Works.

18.	Fill in the form set out in the Fitting Out Manual.

19.	Tenant shall be up to date on the requirements of the Fitting Out Manual and Green Building Guide , which may be amended from time to time as required by the relevant regulatory bodies/ authorities A copy of the latest Fitting Out Manual may be obtained from the management office of the Building.

Landlord	Tenant

Fitting Out and Alterations Guidelines

Renovation & Construction

1.	Tenant shall use only paints with low volatile organic compound (“VOC”) and adhesives with low emission formaldehyde certified under the Singapore Green Labelling Scheme or Singapore Green Building Council or equivalent.

2.	To recognise and encourage an integrated design process such that the renovated office space is a resource efficient, environmentally sustainable with a healthy environment for the occupants.

3.	Use only re-usable and modular internal partitions.

4.	Tenant and its appointed contractors shall use its best endeavours to recycle or reuse any waste from the demolition of the fittings.

5.	All hoardings used must be recycled.

6.	Tenant shall use furnishings, furniture and carpets certified under the Singapore Green Labelling Scheme or Singapore Green Building Council or equivalent.

7.	Tenant is encouraged to use blinds and shades to reduce radiation and heat to maintain room temperature between 24°C and 25°C and efficient use of air-conditioning system within the Building.

Maintenance & Operations

8.	To use environmentally friendly products that are certified by recognised Green Certification bodies such as Singapore Green Labelling Scheme or Singapore Green Building Council or equivalent, for cleaning products, stationery, trash bags and renovation materials etc.

9.	Use of energy efficient labelled equipment (under Energy Star, Singapore Energy Labelling Scheme or equivalent) such as (but not limited to):

o	Laptops, monitors, and computers
o	Television
o	Multi-function devices (photocopier, printer, fax machine)
o	Kitchen appliances (chiller, refrigerator, microwave etc.)

Landlord	Tenant

IN WITNESS WHEREOF the Landlord and the Tenant have hereunto set their respective hands.

SIGNED by	)
for and on behalf of	)
HSBC Institutional Trust Services (Singapore) Limited	)	Chua Hwee Ling
as trustee of Mapletree Logistics Trust	)
by its Attorney,	)	Asset Management
Mapletree Logistics Trust Management Ltd.	)
acting under a Power of Attorney dated 10 July 2013)
(a copy of which was deposited in the Registry of the	)
High Court of Singapore on 11 July 2013 and registered as	)	Sherrie Ng
No. PA4452/2013))
in the presence of:	)	Asset Management

SIGNED by	) “A”
[Full name, NRIC No., Designation]	)	Ho Pei Yuen Rena
	)	S7512125C
	)	Managing Director
)
)
)
for and on behalf of the Tenant	) “B”
[Company Stamp]	) ) ) ) )
)
in the presence of:	) “C”	Ho Wan Jing Nellie
[Full name, NRIC No., Designation]	)	S7921035H
	)	Regional Director

Signing Instructions : Company representative to sign next to “A”, company stamp to be affixed next to “B”, witness to sign next to “C”

DATED THIS 19	DAY OF March	2024

Between

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(as trustee of MAPLETREE LOGISTICS TRUST)

(UNIQUE ENTITY NO. 194900022R)

(the “Landlord”)

And

SMJ FURNISHINGS (S) PTE LTD

(UNIQUE ENTITY NO. 198800466G)

(the “Tenant”)

SUPPLEMENTAL AGREEMENT

in respect of:

31 Jurong Port Road #01-25/26/27/28/29/30 and #02-20

Jurong Logistics Hub Singapore 619115